ADMINISTRATIVE SERVICES AGREEMENT

BHIRUD FUNDS INC. (the "Fund")
The Apex Mid Cap Growth Fund (the "Portfolio")
1266 E. Main St.
Stamford, CT 06902

Bhirud Associates, Inc.
Soundview Plaza
1266 E. Main St.
Stamford, CT 06902

Ladies and Gentlemen:

We herewith confirm our agreement with you as follows:

1. We propose to engage in the business of investing and reinvesting our assets in securities of the type, and in accordance with the limitations, specified in our Amended Articles of Incorporation, By-Laws and Registration Statement filed with the Securities and Exchange Commission under the Investment Company Act of 1940 (the 1940 Act") and the Securities Act of 1933, including the Prospectus forming a part thereof (the "Registration Statement"), all as from time to time in effect, and in such manner and to such extent as may from time to time be authorized by our Board of Directors. We enclose copies of the documents listed above and will furnish you such amendments thereto as may be made from time to time.

2. (a) We hereby employ you as our administrator (the "Administrator") to provide all management and administrative services reasonably necessary for our operation, other than those services which are to be provided by the advisor, Bhirud Associates, Inc. (the "Advisor"), pursuant to the Advisory Contract. The services to be provided by you shall include but not be limited to those enumerated on Exhibit A hereto. The personnel providing these services may be your employees or employees of your affiliates or of other organizations. The Administrator shall make periodic reports to the Portfolio's Advisor and the Fund's Board of Directors in the performance of its obligations under this Agreement.

(b) It is understood that you will from time to time employ, subcontract with or otherwise associate yourself with, entirely at your expense such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder.

3. We agree, subject to the limitations described below, to-be responsible for, and hereby assume the obligation for payment of, all our expenses including: (a) brokerage and commission expenses; (b) foreign, Federal, state or local taxes, including issue and transfer taxes incurred by or levied on us; (c) commitment fees, certain insurance premiums and membership fees and dues in investment company organizations; (d) interest charges on borrowings; (e) charges and expenses of our custodian; (f) charges and expenses relating to the issuance, redemption, transfer and dividend disbursing functions for us; (g) telecommunications expenses; (h) recurring and non-recurring legal, accounting and recordkeeping expenses; (i) costs of organizing and maintaining our existence as a corporation; (j) compensation, including directors fees, of any of our directors, officers or employees who are not your officers or officers of your affiliates, and costs of other personnel providing administrative and clerical services to us; (k) costs of providing shareholders services including charges and expenses of persons providing confirmations of transactions in the Portfolio's shares, periodic statements to shareholders and recordkeeping services and costs of shareholders reports, proxy solicitations, and corporate meetings; (1) fees and expenses of registering our shares under the appropriate Federal securities laws and of qualifying our shares under applicable state securities laws, including expenses attendant upon the initial registration and qualification of our shares and attendant upon renewals of, or amendment to, those registrations and qualifications; (m) expenses of preparing, printing and delivering our initial registration statement and of preparing, printing and delivering our Prospectus to our existing shareholders and of printing shareholder application forms for shareholder accounts; (n) payment of the fees and expenses provided for herein and to our Advisor, Distributor, Custodian, Transfer Agent and Dividend Agent and (o) any other distribution or

promotional expenses contemplated by an effective plan adopted by us pursuant to Rule 12b-1 under the 1940 Act in the Advisory and Distribution Agreements.

4. We will expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you will not be liable hereunder for any mistake of judgment or for any other cause, provided that nothing herein shall protect you against any liability to us or to our security holders by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

5. In consideration of the foregoing we will pay you a fee in accordance with the schedule reflected on Exhibit A hereto plus any out-of-pocket expenses incurred by you in connection with the performance of your duties hereunder. Your fee will be accrued by us daily, and will be payable on the last day of each calendar month for services performed hereunder during that month or on such other schedule as we may agree in writing. You may waive your right to any fee to which you are entitled hereunder, provided such waiver is delivered to us in writing.

6. This Agreement will become effective on the date hereof and shall continue in effect until July 31, 2005 and thereafter for successive twelve-month periods (computed from each August 1) provided that such continuation is specifically approved at least annually by our Board of Directors and by a majority of those of our directors who are neither party to this Agreement nor, other than by their service as directors of the corporation, interested persons, as defined in the 1940 Act, of any such person who is party to this Agreement. This Agreement .may be terminated at any time, without the payment of any penalty, by vote of a majority of our outstanding voting securities, as defined in the 1940 Act, or by a vote of a majority of our entire Board of Directors, on sixty days' written notice to you, or by you on sixty days' written notice to us.

7. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by you and this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you. The terms "transfer", "assignment" and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and in applicable rules or regulations of the Securities and Exchange Commission.

B. Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your officers, directors or employees who may also be a director, officer or employee of ours, or of a person affiliated with us, as defined in the Act, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

9. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act of 1940, as amended.

If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

Very truly yours,
BHIRUD FUNDS INC.
The Apex Mid Cap Growth Fund

By:
Title:

ACCEPTED: June 17, 2004
BHIRUD ASSOCIATES, INC.
By:
Name: Suresh L. Bhirud
Title: President

Exhibit A

Fund Administration Services To Be Performed By Bhirud Associates, Inc.

A. Administration Services

1. In conjunction with counsel for Apex Mid Cap Growth Fund (the "Portfolio"), prepare and file all Post Effective Amendments to the Registration Statement, all state and federal Fund tax returns and all other required regulatory filings.

2. In conjunction with Portfolio counsel, prepare and file all Blue Sky filings, reports and renewals.

3. Coordinate, but not pay for, required Fidelity Bond and Directors and Officers Insurance (if any) and monitor their compliance with Investment Company Act.

4. Coordinate the preparation and distribution of all materials for Directors, including the agenda for meetings and all exhibits thereto, and actual and projected quarterly summaries.

5. Coordinate the activities of the Portfolio's Advisor, Custodian, Legal Counsel and Independent Accountants.

6. Prepare and file all periodic reports to shareholders and proxies and provide support for shareholder meetings.

7. Monitor daily and periodic compliance with respect to all requirements and restrictions of the Investment Company Act, the Internal Revenue Code and the Prospectus.

8. Monitor daily all income and expense accruals, sales and redemptions of capital shares outstanding.

9. Evaluate expenses, project future expenses, determine accruals and process payments of expenses.

For all administrative services provided, the Administrator shall be paid a fee calculated at an annual rate of 0.2 % of the Portfolio's aggregate average daily net assets.